Exhibit 10.38

First Amendment to
Purchase and Sale Agreement
And Joint Escrow Instructions

This First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (this “Amendment”), dated as of April 6, 2011, amends that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 10, 2011, by and between SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company, as “Seller” therein, and CV COMMUNITIES, LLC, a Delaware limited liability company, as “Buyer” therein (the “Original Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Original Agreement. To the extent of any inconsistency between the terms of the Original Agreement and the terms set forth in this Amendment, the terms set forth in this Amendment shall control.

Buyer and Seller hereby agree to amend the Original Agreement as follows:

1.           Buyer hereby unconditionally waives all Contingencies and has elected to proceed with the purchase of the Property (subject to the satisfaction of closing conditions for Buyer’s benefit as set forth in Section 10.a. of this Original Agreement).

2.           The Closing Date (scheduled for April 19, 2011 under the Original Agreement) is hereby extended so as to occur on or before May 10, 2011. In consideration of such extension, the Second Deposit shall be increased to the sum of Five Hundred Thousand Dollars ($500,000.00), and shall be deposited by Buyer into Escrow no later than Friday, April 8, 2011. Escrow Holder shall immediately release the First Deposit and the Second Deposit to Seller immediately upon Escrow Holder’s receipt of the Second Deposit.

3.           The Original Agreement, as amended hereby, shall otherwise remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement and Joint Escrow Instructions as of the date first above written.

SELLER:	SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company

By:	Shopoff Partners, L.P., a Delaware limited partnership, sole member

By:	Shopoff General Partner, LLC, a Delaware limited liability company, general partner

By:	Shopoff Properties Trust, Inc., a Maryland corporation, manager

By:	/s/ William A. Shopoff
William A. Shopoff,
President and CEO

BUYER:	CV COMMUNITIES, LLC, a Delaware limited liability company

By:	/s/ Mark Buckland
Mark Buckland, Authorized Representative